Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. REPORTS SECOND QUARTER 2023 RESULTS

New York, August 3, 2023—Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), a technology company transforming the $22 billion Third-Party Administrator (TPA) market supporting self-funded employer health plans, today reported financial results for the second quarter ended June 30, 2023.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiaries, Marpai Health, Inc. and Marpai Administrators, LLC (formerly Continental Benefits, LLC) for all periods presented, and the results of Maestro Health, LLC (“Maestro Health”) since its acquisition on November 1, 2022.

Financial Highlights

•
Net revenue of approximately $10.04 million for the three months ended June 30, 2023, compared to net revenue of approximately $9.67 million for the three months ended March 31, 2023, representing a sequential increase of approximately $0.37 million or 3.8%. This increase was caused primarily by higher revenues from some of our ancillary products.

• The number of our customers’ employees covered under the Company’s administered health plans was 40,793, 41,571 and 42,107 as of June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

•
Operating expenses (including cost of revenues but excluding loss on disposal of asset) were approximately $17.3 million for the three months ended June 30, 2023, as compared to approximately $18.2 million for the three months ended March 31, 2023. This decrease was caused primarily by our cost cutting efforts in connection with the integration of Maestro Health.
•
Operating loss was approximately $7.3 million for the three months ended June 30, 2023 compared to an operating loss of approximately $8.5 million for the three months ended March, 31, 2023.
•
Our second quarter 2023 operating expenses included; (i) approximately $1.1 million related to the Value Based Care Platform and (ii) approximately $1.7 million related to unused facilities, related loss on disposal of assets and severance costs, as compared to the first quarter 2023 expenses of (i) approximately $1.5 million related to the Value Based Care Platform and (ii) approximately $0.8 million related to unused facilities and severance costs.
•
Our operating loss net of the Value Based Care costs and the costs related to unused facilities and the related loss on disposal of asset as well as net of severance costs was approximately $4.5 million in the second quarter of 2023 compared to approximately $6.2 million in the first quarter of 2023. This improvement is primarily the result of our cost cutting efforts in connection with the integration of Maestro Health.

• Net loss was approximately $7.6 million for the three months ended June 30, 2023, compared to net loss of approximately $8.9 million for the three months ended March 31, 2023.

•
Adjusted negative EBITDA was approximately $5.5 million for the three months ended June 30, 2023 compared to adjusted negative EBITDA of approximately $6.7 million for the three months ended March 31, 2023. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Highlights

•
On April 19, 2023, we announced the closing of a public offering of 1,850,000 shares of our common stock at a public offering price of $4.00 per share, for gross proceeds of $7.4 million. After deducting underwriting discounts and offering expenses, net proceeds were approximately $6.4 million. The Company intends to use the proceeds from the offering for the repayment of debt relating to the Company’s acquisition of Maestro Health (in an amount equal to 35% of the net funds raised in the offering) and the remainder for general corporate purposes. Based on a July 18, 2023 agreement with the seller of Maestro Health, to satisfy its obligations, the Company made a payment of approximately $1.15 million to the seller on July 19, 2023 and the Company will make an additional payment of approximately $1.15 million to the seller no later than September 18, 2023.

“I am happy to report that we are starting to see the sequential quarterly improvement in our operating results that I told you about when we reported our first quarter results. ” said Edmundo Gonzalez, Chief Executive Officer of Marpai. “We continue to focus on further improving our operating performance in the second half of 2023 and our goal is for our TPA to reach break-even by the middle of next year. In addition, we are also continuing to invest in our Value Based Care Platform which I believe will contribute to long term success.”

Financial Guidance

The Company is increasing its 2023 annual revenues guidance from its previous guidance of between $34 million and $35 million to its new guidance of between $35 million and $36 million and expects third quarter 2023 revenues to be in a range of $8.0 million to $8.5 million.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Webcast and Conference Call Information

Marpai will host a conference call and webcast today, August 3, 2023 at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its second quarter of 2023.

Investors interested in listening to the conference call may do so by dialing 1-833-816-1368 for domestic callers or +1-412-317-0463 for international callers.

Investors can also listen via webcast: https://app.webinar.net/aEPkjZaM6K5

For interested individuals unable to join the conference call, a recording of the webcast will also be available on the Marpai, Inc. investor relations website: https://ir.marpaihealth.com.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a technology company bringing health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA (Third Party Administrator) sector serving self-funded employer health plans representing over $1 trillion in annual claims, Marpai maximizes the value of the health plan as measured in health outcomes. Marpai takes a member-centric approach that uses technology to connect members to health solutions predicted to have a high probability of positive outcomes, and aims to bring value-based care to the self-insured market. With effective early intervention, disease management, claims processing and proactive member outreach, Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated 2023 and third quarter 2023 results. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses that it expects to focus on improving its operating performance in the second half of 2023, its belief that its TPA may reach break-even by the middle of 2024 and its belief that its investment in the Value Based Care Platform will contribute to long term success. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:
Laurie Gardner

Lgardner@marpaihealth.com

813-210-8201

Investor Relations contact:
Simon Li

Simonli@marpaihealth.com

813-822-3950

###

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net loss, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

•

other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

•

although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(UNAUDITED)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$ 8,726	$ 13,765
Restricted cash	12,102	9,353
Accounts receivable, net of allowance for credit losses of $23,458 and $23,458	1,009	1,438
Unbilled receivable	705	350
Prepaid expenses and other current assets	1,163	1,602
Other receivables	44	31
Total current assets	23,749	26,538

Property and equipment, net	716	1,506
Capitalized software, net	3,358	4,589
Operating lease right-of-use assets	2,760	3,842
Goodwill	6,035	5,837
Intangible assets, net	5,776	6,323
Security deposits	1,307	1,293
Other long-term asset	22	22
Total assets	$ 43,724	$ 49,950
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$ 2,147	$ 1,458
Accrued expenses	4,953	5,275
Accrued fiduciary obligations	10,737	9,024
Deferred revenue	1,316	288
Current portion of operating lease liabilities	785	1,311
Other short-term liabilities	2,295	—
Due to related party	0	3
Total current liabilities	22,233	17,360

Other long-term liabilities	18,725	20,204

Operating lease liabilities, net of current portion	3,955	4,772
Deferred tax liabilities	1,480	1,480
Total liabilities	46,393	43,815
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock, $0.0001 par value, 227,791,050 shares authorized; 7,255,818 and 5,319,758 issued and outstanding at June 30, 2023 and December 31, 2022, respectively (1)	1	1
Additional paid-in capital	61,754	54,128
Accumulated deficit	(64,424)	(47,994)
Total stockholders’ (deficit) equity	(2,669)	6,134
Total liabilities and stockholders’ (deficit) equity	$ 43,724	$ 49,950

	$ —	$ —

(1) Reflects 1-for-4 reverse stock split that became effective June 29, 2023. See Note 1 to the unaudited condensed consolidated financial statements.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	June 30, 2023	June 30, 2022
Revenue	$ 10,047	$ 5,557
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,430	4,152
General and administrative	5,725	2,320
Sales and marketing	1,473	2,217
Information technology	1,319	1,190
Research and development	523	1,309
Depreciation and amortization	1,003	776
Loss on disposal of assets	344	60
Facilities	500	196
Total costs and expenses	17,318	12,220
Operating loss	(7,271)	(6,663)
Other income (expenses)
Other income	50	(10)
Interest expense, net	(333)	(1)
Foreign exchange (loss) gain	(3)	9
Loss before provision for income taxes	(7,557)	(6,664)
Income tax expense	—	—
Net loss	$ (7,557)	$ (6,664)
Net loss per share, basic & fully diluted (1)	$ (1.10)	$ (1.34)
Weighted average common shares outstanding, basic and diluted (1)	6,844,778	4,961,836

(1) Reflects 1-for-4 reverse stock split that became effective June 29, 2023. See Note 1 to the unaudited condensed consolidated financial statements.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
Revenue	$ 19,719	$ 11,775
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,838	8,698
General and administrative	10,951	5,222
Sales and marketing	3,652	3,776
Information technology	3,506	2,324
Research and development	1,024	1,902
Depreciation and amortization	2,047	1,602
Loss on disposal of assets	344	60
Facilities	1,150	393
Total costs and expenses	35,512	23,978
Operating loss	(15,793)	(12,203)
Other income (expenses)
Other income	101	39
Interest expense, net	(718)	(5)
Foreign exchange (loss) gain	(19)	13
Loss before provision for income taxes	(16,429)	(12,154)
Income tax expense	—	—
Net loss	$ (16,429)	$ (12,154)
Net loss per share, basic & fully diluted (1)	$ (2.70)	$ (2.46)
Weighted average common shares outstanding, basic and diluted (1)	6,080,200	4,947,691

(1) Reflects 1-for-4 reverse stock split that became effective June 29, 2023. See Note 1 to the unaudited condensed consolidated financial statements.

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net loss	$ (16,429)	$ (12,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,047	1,602
Loss on disposal of assets	344	60
Share-based compensation	990	1,743
Shares issued to vendors in exchange for services	79	23
Amortization of right-of-use asset	1,049	68
Gain on termination of lease	33	—
Non-cash interest	776	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	74	239
Prepaid expense and other assets	439	197
Other receivables	(14)	64
Security deposit	(14)	—
Accounts payable	729	(636)
Accrued expenses	(235)	(454)
Accrued fiduciary obligations	1,713	(478)
Operating lease liabilities	(1,343)	(61)
Due To related party	(3)	—
Other liabilities	1,028	(337)
Net cash used in operating activities	(8,739)	(10,123)
Cash flows from investing activities:
Capitalization of software development costs	—	(608)
Disposal of property and equipment	18	—
Purchase of property and equipment	—	(12)
Net cash provided by (used in) investing activities	18	(620)
Cash flows from financing activities:
Proceeds from stock options exercises	0	—
Proceeds from issuance of common stock in a public offering, net	6,432	—
Net cash provided by financing activities	6,432	—

Net decrease in cash, cash equivalents and restricted cash	(2,289)	(10,743)

Cash, cash equivalents and restricted cash at beginning of period	23,117	25,934
Cash, cash equivalents and restricted cash at end of period	$ 20,828	$ 15,191

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$ 8,726	$ 9,085

Restricted cash	12,102	6,106
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$ 20,828	$ 15,191
Supplemental disclosure of non-cash activity
Measurement period adjustment to Goodwill	$ 198	$ —

MARPAI, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2023	June 30, 2022
Net Loss	(7,557)	$ (6,664)
Interest Expense and Foreign Exchange loss, net	336	9
Loss on disposal of assets	344	60
Depreciation and amortization expense	1,003	776
Stock based compensation expense	367	1,101
Adjusted EBITDA	(5,507)	(4,718)

	Six Months Ended
	June 30, 2023	June 30, 2022
Net Loss	(16,429)	$ (12,154)
Interest Expense and Foreign Exchange loss, net	737	9
Loss on disposal of assets	344	60
Depreciation and amortization expense	2,047	1,602
Stock based compensation expense	1,070	1,767
Adjusted EBITDA	(12,232)	(8,716)